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                       SECURITIES & EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                          The Securities Act of 1934


       Date of Report (Date of earliest event reported): January 8, 1998

                                IFX Corporation
            (Exact name of registrant as specified in its charter)
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
          Delaware                      0-15187              36-3399452
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
(State or other jurisdiction          (Commission           (IRS Employer
of incorporation)                     File Number)          Identification No.)
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                200 West Adams Street, Chicago, Illinois  60606
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                   (Address of principal executive offices)

Registrant's telephone number, including area code:     312-419-9530
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         (Former name or former address, if changed since last report)
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Item 5.   Other Events

     On January 8, 1998, the Registrant announced that, at the close of business (Chicago time) on January 12, 1998 (the "Effective Date"), a one-for-five reverse split of its common stock will become effective. Outstanding shares of the Company's common stock will be reduced to approximately 6,279,130 shares from 31,395,649 shares outstanding before the split.

     In addition, the Registrant announced that any holder of fractional shares resulting from this reverse split will be paid an amount equal to the mean between the bid and the offer prices for the Company's Common Stock on the NASDAQ SmallCap Market on the Effective Date multiplied by the amount of the fractional share. The Company also announced that the one-for-five reverse split may result in certain shareholders owning "odd lots," that is, less than one hundred shares of Common Stock. In order to reduce the disproportionately high costs to the Company of servicing numbers of such shareholder accounts, and to enable those shareholders to dispose of their securities without incurring the brokerage fees that normally attend odd-lot transactions, the Company will purchase from its shareholders all odd lots (i.e., less than one hundred shares) for an amount based upon the number of odd-lot shares multiplied by the mean between the bid and offer prices on the date of purchase, without commissions. The Company will maintain its offer to repurchase such odd-lots until February 26, 1998, forty-five days immediately following the Effective Date. Information will be sent to shareholders owning odd lots as to how to accomplish the sale to the Company of such odd lots.

     The Registrant further stated that new stock certificates representing the number of post-reverse split shares owned, together with a check for any fractional shares, will be issued upon presentation of the old stock certificates (representing pre-reverse split shares) at the Company's
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transfer agent, Harris Trust & Savings Bank, Reorganization Department, 311 West
Monroe Street, 11th Floor, Chicago, Illinois  60606.

For further information contact:

Christina S. Donka, Secretary and Chief Financial Officer
IFX Corporation
200 West Adams Street
Suite 1500
Chicago, Illinois  60606
(312) 419-9530

Item 7(c).     Exhibits

     A copy of press release dated January 8, 1998.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       IFX Corporation
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                                        (Registrant)


Date:  January 8, 1998              By: /s/Christina S. Donka
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                                        Christina S. Donka
                                        Secretary and Chief Financial Officer